UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2017

IGS Capital Group Limited

(Exact name of registrant as specified in its charter)

Nevada	000-50760	58-2670972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

G5, Tiara Mutiara

(No 139, Jalan Puchong)

58200 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: + 603-77726616

Sancon Resources Recovery, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2017, Sancon Resources Recovery, Inc. (the “Company”) filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada (the “Amendment”) changing the Company’s name from Sancon Resources Recovery, Inc. to “IGS Capital Group Limited”. The name change became effective with FINRA on June 8, 2017.

On April 26, 2017, the Company filed a certificate of change with the Secretary of State of Nevada to effectuate a reverse stock split (the “Stock Split”) of its issued and outstanding shares of common stock on a 1-for-100 basis. The number of its authorized shares of common stock will remain at 500,000 000 shares, par value $0.001. The Stock Split became effective with FINRA on June 8, 2017 (the “Effective Date”). As of that date, every 100 shares of issued and outstanding common stock were converted into one share of common stock. No fractional shares will be issued in connection with the Stock Split. Instead, any fractional shares will be rounded up to the next whole share and a holder of record of old common stock on the Effective Date who would otherwise be entitled to a fraction of a share will, in lieu thereof, be issued one whole share.

Beginning on June 9, 2017, the Company’s shares of common stock began trading on the OTCQB Marketplace under the symbol “SRRY” with a “D” added for 20 trading days to signify that the Stock Split has occurred. After the 20 trading days, the “D” will be deleted and the symbol will change to “IGSC” to reflect the Company’s new name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2017	IGS CAPITAL GROUP LIMITED

	By:	/s/ Kok Seng Yeap
Name: Kok Seng Yeap Title: Chief Executive Officer

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